SUB-ITEM 77Q1
                             MFS INSTITUTIONAL TRUST

The Amended and Restated Declaration of Trust for MFS Institutional Trust,dated August 12, 2003, is contained in Post-Effective Amendment No. 24 to the Registration Statement for MFS Institutional Trust (File Nos. 33-37615 and 811-6174), as filed with the Securities and Exchange Commission on October 28, 2003, under Rule 485(b) under the Securities Act of 1933. Such document is incorporated herein by reference.